EXHIBIT 3.1

                             GOLDENACCESS.COM, INC.
                           ARTICLES OF INCORPORATION


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3.1 p1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                             GOLDENACCESS.COM, INC.
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation.

FIRST: Amendment(s)adopted:(indicate article number(s) being amended, added or deleted)

      ARTICLE 2
      The  number  of  shares  which  the   corporation  has  authorized  to  be
      outstanding at any time is 100,000,000.00 with a par value of none.

SECOND: If an amendment for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

      THE  NUMBER  OF  SHARES  WHICH  THE   CORPORATION  HAS  AUTHORIZED  TO  BE
      OUTSTANDING AT ANY TIME IS 100,000,000.00, WITH A PAR VALUE OF NONE.

THIRD:       The date of each amendment's adoption:      June 21, 1999.

FOURTH:  Adoption of Amendment(s) (CHECK ONE


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3.1 p2

      The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

      The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

            "The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________ ,"
                                  voting group

      The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

      The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 21 day of JUNE, 1999.

Signature ___________________________________________________________________
         (by the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                                 OR

                             (by a director if adopted by the directors)

                                                 OR

                        (By an incorporator if adopted by the incorporators)

                                         CLIFFORD Y PIERCE
                                        Typed of printed name

                                              PRESIDENT
                                                Title



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                              State of Florida
                           Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of GOLDENACCESS.COM., a Florida corporation, filed on June 13, 1997, as shown by the records of this office.

I further certify the document was electroncially recieved uner FAX audit number H97000009766. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted bleow.

The document number of this corporation is P9700005255.

          Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Sixteenth day of June, 1997.

Authentication Code: 597A00031928-061397-P97000052555-1/1

Seal of Florida
Omitted image                        /s/
                                    Sandra B. Mortham

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                           Florida Seal Omitted
                       Florida Department of State
                       Sandra B. Mortham, Secretary of State

June 16, 1997

GOLDENACCESS.COM, INC.
1440 J.F. Kennedy Causeway, Ste. 301
North Bay Village, FL 33141


The Articles of Incorporation for GOLDENACCESS.COM, Inc. were filed on June 13, 1997, and assigned document number P97000052555. Please refer to this number whenever corresponding with this office.

Enclosed is the certification reuested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000009766.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar ear of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Should you have questions regarding corporations, please contact this office at the address given below.

Sharon Tala
Document Specialist Supervisor
New Filings Section
Division of Corporations                          Lett Number: 597A00031928


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3.1-5

                            ARTICLES OF INCORPORATION


Article 1:     Name of Corporation GOLDENACCESS.COM, INC.
             Address of Corporation  1440 J.F. KENNEDY CAUSEWAY SUITE 301
                                     NORTH BAY VILLAGE, FL 33141


Article 2:     CAPITAL STOCK:  The number of shares which the corporation has authorized to be outstanding at any one time is 100,000, with a par value of none.
                               (PAR VALUE IS NOT REQIRED).


Article 3:     REGISTERED AGENT               CLIFFORD Y. PIERCE
                And                           1440 J.F. KENNEDY CST. SUITE 301
               REGISTERED OFFICE:             NORTH BAY VILLAGE, FLORIDA 33141
              I am familiar with and hereby accept the duties and responsibilities as Registered agent for said corporation

                        -------------------------     --------------
                        Signature of Registered Agent              Date

Article 4:     The Board of Directors are:  (Board of Directors in NOT REQIRED)
            First listed is President.      Second is Vice-President.    Then,
sec/treasurer
1.    CLIFFORD Y. PIERCE
      4216 CLEVELAND STREET
      HOLLYWOOD, FLORIDA 33021

Article 5:  The Name and Address of the INCORPORATOR is:
            CLIFFORD Y. PIERCE
            1440 J.F. KENNEDY CAUSEWAY SUITE 301
            NORTH BAY VILLAGE, FLORIDA 33141

In witness whereof I have subscribed my name
-----------------------------------------

Signature of Incorporator


CLIFFORD Y. PIERCE
Prepared by:

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